                           OFFER TO PURCHASE FOR CASH

                         UP TO 25,000,000 COMMON SHARES
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                                    DPL INC.

                                       AT

                         A PURCHASE PRICE NOT IN EXCESS
                    OF $23.00 NOR LESS THAN $20.00 PER SHARE

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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON FRIDAY, MARCH 3, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                February 4, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal in connection with the offer by DPL Inc., an Ohio corporation, to purchase up to 25,000,000 of its common shares, par value $.01 per share, for a purchase price not in excess of $23.00 nor less than $20.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares.

    DPL will determine a single per share price that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. All shares acquired in the offer will be acquired at the same purchase price. DPL will select the lowest purchase price that will allow it to buy 25,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not properly withdrawn.

    DPL's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the preferred share purchase rights issued pursuant to a Shareholder Rights Agreement, dated as of December 3, 1991, between DPL and The First National Bank of Boston, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

    Only shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the purchase price will not be purchased if the offer is oversubscribed. Shares tendered at prices in excess of the purchase price that is determined by DPL and shares not purchased because of proration or conditional tenders will be returned as promptly as practicable following the expiration date of the offer.

    DPL reserves the right, in its sole discretion, to purchase more than 25,000,000 shares pursuant to the offer.

    If at the expiration of the offer more than 25,000,000 shares, or any greater number of shares as DPL may elect to purchase, are properly tendered at or below the purchase price and not properly withdrawn before the Expiration Date, DPL will purchase shares first from any person (an "Odd Lot Holder") who owned beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in The Dayton Power and Light Company Employee Savings Plan, The Dayton Power and Light Company Savings Plan for Collective Bargaining Employee or the DPL Inc. Employee Stock Ownership Plan) and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on a notice of guaranteed delivery, and properly tendered all those shares at or below the purchase price and then, subject to the conditional tender provisions, on a pro rata basis from all other shareholders who properly tender shares at prices at or below the purchase price.

    A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the offer.

    Please note the following:

        1. Shares may be tendered at prices not in excess of $23.00 nor less than $20.00 per share, as indicated in the attached Instruction Form, net to the seller in cash, without interest.

        2. The priority in which certificates will be purchased in the event of proration may be designated.

        3. The offer is not conditioned on any minimum number of shares being tendered. However, the offer is subject to other conditions described in the Offer to Purchase.

        4. The offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, March 3, 2000, unless the offer is extended.

        5. The offer is for 25,000,000 shares, constituting approximately 15.8% of the shares outstanding as of February 3, 2000.

        6. DPL's Board of Directors has authorized the making of the offer. However, neither DPL nor its Board of Directors makes any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price at which you may choose to tender your shares. You must make the decision whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them.

        7. Tendering shareholders who hold shares registered in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of shares by DPL in the offer.

        8. DPL will, upon the terms and subject to the conditions of the offer, accept all your shares for purchase if:

             (i) you owned beneficially or of record an aggregate of fewer than
                 100 shares (not including any shares held in one of DPL's Savings Plans or in the DPL Inc. Employee Stock Ownership
                 Plan);

            (ii) you instruct us to tender on your behalf all your shares at or below the purchase price before the Expiration Date; and

            (iii) you complete the section entitled "Odd Lots" in the attached
                  Instruction Form.

        9. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

    If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

    PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    As described in the Offer to Purchase, if more than 25,000,000 shares, or any greater number of shares as DPL may elect to purchase, have been properly tendered at or below the purchase price and not properly withdrawn before the Expiration Date, DPL will purchase tendered shares on the basis described below:

        1. First, all shares tendered and not withdrawn before the Expiration Date by any Odd Lot Holder who:

             (i) tenders all shares owned beneficially or of record by the Odd
                 Lot Holder at a price at or below the purchase price (tenders of less than all shares owned by the Odd Lot Holder will not qualify for this preference); and

            (ii) completes the section captioned "Odd Lots" on the Letter of
                 Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        2. Second, after purchase of all of the foregoing shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other shares properly tendered at prices at or below the purchase price and not properly withdrawn before the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in the Offer to Purchase.

    The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of common shares of DPL. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of common shares of DPL residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction.

                 INSTRUCTIONS FOR TENDER OF SHARES OF DPL INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal in connection with the offer by DPL Inc., an Ohio corporation, to purchase up to 25,000,000 of its common shares, par value $.01 per share, for a purchase price not in excess of $23.00 nor less than $20.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. DPL's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated preferred share purchase rights, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

    This will instruct you to tender to DPL, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of offer.

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                                SHARES TENDERED

 / / By checking this box, the undersigned hereby instructs us to tender the following number of shares: _________ shares*

 *Unless otherwise indicated, it will be assumed that all your shares are to be tendered.

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                                    ODD LOTS

     / / By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in one of DPL's Savings Plans or in the DPL Inc. Employee Stock Ownership Plan), all of which are being tendered.

 In addition, the undersigned is tendering shares either (check one box):

     / / at the purchase price determined by DPL in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

     / /  at the price per share indicated below under Shares Tendered at Price
       Determined by Shareholder.

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                               CONDITIONAL TENDER

     A tendering shareholder may condition his or her tender of shares upon DPL purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by DPL pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

     / / Minimum number of shares that must be purchased, if any are purchased: _________ shares.

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                                       4

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               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (See Instruction 5 to the Letter of Transmittal)

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by DPL for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

/ /  $       20.000   / /  $       21.125   / /  $       22.125
/ /  $       20.125   / /  $       21.250   / /  $       22.250
/ /  $       20.250   / /  $       21.375   / /  $       22.375
/ /  $       20.375   / /  $       21.500   / /  $       22.500
/ /  $       20.500   / /  $       21.625   / /  $       22.625
/ /  $       20.625   / /  $       21.750   / /  $       22.750
/ /  $       20.750   / /  $       21.875   / /  $       22.875
/ /  $       20.875   / /  $       22.000   / /  $       23.000
/ /  $       21.000

 CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

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           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
                (See Instruction 5 to the Letter of Transmittal)

     / / The undersigned wants to maximize the chance of having DPL purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by DPL in accordance with the terms of the offer. This action could result in receiving a price per share as low as $20.00.

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                                       5

    The method of delivery of this document is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

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 Name(s) of Record Holder(s) __________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                  PLEASE PRINT

 Address(es) __________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                             CITY, STATE, ZIP CODE

 Daytime Area Code and Tel. No.: ______________________________________________

 Taxpayer Identification or Social Security Number: ___________________________

 Signature(s): ________________________________________________________________

 ______________________________________________________________________________

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                                       6